                               HEWITT & MCGUIRE
                               ATTORNEYS AT LAW

DEAN DUNN-RANKIN                                                              JAY F. PALCHIKOFF
CHARLES S. EXON              19900 MACARTHUR BOULEVARD, SUITE 1050            PAUL A. ROWE
ANDREW K. HARTZELL                  IRVINE, CALIFORNIA 92715                  WILLIAM L. TWOMEY
HUGH HEWITT                   (714) 798-0500 (714) 798-0511 (FAX)             JOHN P. YEAGER
MARK R. MCGUIRE

                                                                    EXHIBIT 5.1

                                 May 13, 1996




Quiksilver, Inc.
1740 Monrovia Avenue
Costa Mesa, CA 92627

                 Re:      Form S-8 Registration Statement

Gentlemen::

                 We have acted as your legal counsel in the preparation of the Form S-8 Registration Statement ("Registration Statement") which will be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 865,000 shares of common stock, $.01 par value, ("Common Stock") of Quiksilver, Inc., a Delaware corporation ("Company") issuable upon exercise of the stock options granted pursuant to the Company's 1996 Stock Option Plan, Quiksilver Team 1995 Stock Option Plan and 1995 Nonemployee Directors' Stock Option Plan.

                 As such legal counsel, we have made such legal and factual inquiries as we deemed necessary under the circumstances for the purpose of rendering this opinion. In reliance thereon, we are of the opinion that the 865,000 shares of Common Stock of the Company being registered under the aforementioned Registration Statement will, when issued in full pursuant to the options granted and exercised in accordance with the terms of the stock option plan and related stock option agreements, be duly authorized and validly issued, fully paid and non-assessable.

                 We have assumed for purposes of this opinion that any promissory note given by an optionee as full or particl payment of the exercise price of an option issued under the Company's stock option plan will be negotiable and secured by collateral constituting lawful consideration under
Section 152 of the Delaware General Corporation Law.

Quiksilver, Inc.
May 13, 1996
Page 7




                 We hereby consent to the filing of this opinion as an exhibit to the aforementioned Registration Statement.

                                                            Sincerely,



                                                            HEWITT & MCGUIRE

PAR/CSE/aec